Exhibit 5.1

[Letterhead of O’Melveny & Myers LLP]

January 3, 2013

Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, MS 38824

Re:	Registration of Securities of Hancock Fabrics, Inc.

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (“SEC”) on or about January 3, 2013 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 9,838,000 shares of your common stock, $0.01 par value per share (the “Warrant Shares”), issuable upon exercise of outstanding warrants (the “Warrants”). We understand that Warrants Shares are being offered directly Hancock Fabrics, Inc., a Delaware corporation (the “Company”), without an underwriter, and the holders of the Warrants may purchase the Warrant Shares directly from the Company, by exercising their outstanding Warrants.

We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Warrant Shares have been duly authorized by all necessary corporate action on your part and, upon payment for, and delivery of, the Warrant Shares in accordance with the Warrants if issued upon exercise on the date hereof in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

O’MELVENY & MYERS LLP